As filed with the Securities and Exchange
                          Commission on March 6, 2002

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/      Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials


                         MUNIYIELD MICHIGAN FUND, INC.
                  MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials:

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/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                         MUNIYIELD MICHIGAN FUND, INC.
                  MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.

Dear Stockholder:

You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization of similar funds in which MuniYield Michigan Fund, Inc. ("MuniYield Michigan") will acquire MuniHoldings Michigan Insured Fund II, Inc. ("MuniHoldings Michigan").

On April 8, 2002, MuniYield Michigan and MuniHoldings Michigan each will hold a Meeting of Stockholders to consider approval of an Agreement and Plan of Reorganization between the Funds. Under the Agreement and Plan or Reorganization, MuniYield Michigan will acquire substantially all of the assets and assume substantially all of the liabilities of MuniHoldings Michigan, in exchange solely for (1) newly issued shares of common stock of MuniYield Michigan and (2) shares of a newly created series of Auction Market Preferred Stock of MuniYield Michigan, to be designated Series B, as described in the joint proxy statement and prospectus. The Reorganization must be approved by the stockholders of both Funds. At the Meeting of Stockholders of MuniYield Michigan, stockholders of that Fund will also be asked to vote on the election of Directors to serve until their successors have been duly elected and qualified or until their earlier resignation or removal.

A joint proxy statement and prospectus, which provides information about the proposed Reorganization, MuniHoldings Michigan, MuniYield Michigan and the election of the Board of Directors of MuniYield Michigan, is enclosing along with a Question and Answer sheet that addresses frequently asked questions.

The Board of Directors of MuniYield Michigan and MuniHoldings Michigan each has reviewed the proposed Reorganization and recommend that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials. The Board of Directors of MuniYield Michigan also recommends that stockholders of MuniYield Michigan vote "FOR" the election of the Director nominees.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. You may vote by telephone by calling 1-800-454-8683 and entering the 12-digit control number located on your proxy card. You may also vote via the Internet by visiting www.proxyvote.com and entering the 12-digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-800-690-6903.


                                   Sincerely,


                                   ALICE A. PELLEGRINO
                                   Secretary
                                   MuniYield Michigan Fund, Inc.

                                   STEPHEN BENHAN
                                   Secretary
                                   MuniHoldings Michigan Insured Fund II, Inc.

                          FREQUENTLY ASKED QUESTIONS


     In this Question and Answer Sheet, we will refer to MuniYield Michigan Fund, Inc. as MuniYield Michigan and MuniHoldings Michigan Insured Fund II, Inc. as MuniHoldings Michigan.


Q.   Why am I receiving this joint proxy statement and prospectus?

A. As a stockholder of MuniYield Michigan, you are being asked to vote on the election of the Board of Directors of MuniYield Michigan. As a stockholder of one or both of the Funds, you are being asked to consider a transaction in which MuniYield Michigan will acquire MuniHoldings Michigan. This transaction is referred to in this question and answer sheet as the Reorganization. This proxy is being sent to: (1) all holders of common stock of MuniYield Michigan and MuniHoldings Michigan, and (2) all holders of Auction Market Preferred Stock ("AMPS") of MuniYield Michigan and MuniHoldings Michigan.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. MuniYield Michigan will be the Surviving Fund. MuniHoldings Michigan will be the Acquired Fund. Both Funds are closed-end funds. The common stock of MuniYield Michigan is listed on the New York Stock Exchange under the symbol "MYM" and the common stock of MuniHoldings Michigan is listed on the American Stock Exchange under the symbol "MDH."

Q.   How is the Reorganization expected to benefit stockholders?


A.   Stockholders should consider the following:

     o After the Reorganization, MuniHoldings Michigan common stockholders will be invested in a leveraged, closed-end fund that seeks to provide its stockholders with current income exempt from Federal and Michigan income taxes;

     o After the Reorganization, MuniYield Michigan common stockholders will remain invested in a leveraged, closed-end fund with an investment objective and policies substantially similar to its current investment objective and policies, except that MuniYield Michigan will adopt a policy to invest at least 80% of its net assets in insured municipal obligations;

     o After the Reorganization, each Fund's common stockholders will be invested in a fund with substantially greater net assets; and

     o After the Reorganization, each Fund's common stockholders should experience lower expenses per share, economies of scale and greater flexibility in portfolio management.

       The Reorganization will neither directly benefit nor adversely affect the holders of shares of AMPS of either Fund. The expenses of the Reorganization will not be borne by the holders of shares of AMPS of either Fund.

Q.     Will the Reorganization change my privileges as a stockholder?

A. Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q. If I own shares of common stock of MuniHoldings Michigan, will I own the same number of shares of common stock of MuniYield Michigan after the Reorganization as I currently own?

A. No. You will receive shares of common stock of MuniYield Michigan with the same aggregate net asset value as the shares of common stock of MuniHoldings Michigan you own on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on the Valuation Date.

       For example, let us assume that you own 10 shares of common stock of MuniHoldings Michigan. If the net asset value of the MuniHoldings Michigan common stock on the Valuation Date is $6 per share, and the net asset value of the MuniYield Michigan common stock on the Valuation Date is $12 per share, you will receive 5 shares of MuniYield Michigan common stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 shares of MuniHoldings Michigan common stock x $6 = $60; 5 shares of MuniYield Michigan common stock x $12 = $60), although you may receive cash in place of fractional shares of common stock.

       Thus, if on the Valuation Date the net asset value of the common stock of MuniYield Michigan is higher than the net asset value of the common stock of MuniHoldings Michigan, you will receive fewer shares of common stock of MuniYield Michigan in the Reorganization than you held in MuniHoldings Michigan before the Reorganization. On the other hand, if the net asset value of the common stock of MuniYield Michigan is lower than the net asset value of the common stock of MuniHoldings Michigan, you will receive a greater number of shares of common stock of MuniYield Michigan in the Reorganization than you held in MuniHoldings Michigan before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization except that you may receive cash in lieu of fractional shares of MuniYield Michigan common stock.

       Note that because each Fund is traded on an exchange, each Fund's shares of common stock have both a net asset value and a market price. The market price reflects what other investors think the shares are worth and may be higher or lower than the net asset value. For this reason, the market price of the MuniYield Michigan shares you receive



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

       may be higher or lower than the market price of your MuniHoldings Michigan shares.

Q.     Should I send in my stock certificates now?

A. No. After the Reorganization is completed, we will send holders of common stock of MuniHoldings Michigan written instructions for exchanging their stock certificates. MuniHoldings Michigan stockholders should exchange their stock certificates promptly after the Reorganization in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for MuniHoldings Michigan common stock are surrendered and exchanged for stock certificates of MuniYield Michigan. Holders of AMPS will not be required to surrender their stock certificates. All exchanges of AMPS will be accomplished by book entry. Stockholders of MuniYield Michigan common stock and AMPS will keep their stock certificates and no action on their part will be necessary.

Q.     What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.     Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management, L.P. serves as the investment adviser for the Funds and will be the investment adviser of the Surviving Fund after the Reorganization. Fred K. Stuebe currently serves as the portfolio manager for each Fund and will continue to serve as the portfolio manager for the Surviving Fund after the Reorganization.

Q.     Will there be a Stockholder Meeting for each Fund?

A. Yes, on Monday, April 18, 2002. A Special Stockholder Meeting will be held for MuniHoldings Michigan at 9:00 a.m. and an Annual Stockholder Meeting will be held for MuniYield Michigan at 9:30 a.m. Both meetings will take place at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.     Why is my vote important?

A. A quorum for purposes of the Meetings means a majority of the outstanding shares of common stock and AMPS entitled to vote at that Meeting. The election of the Board of Directors of MuniYield Michigan requires the affirmative vote of a plurality of the votes cast by the holders of shares of common stock of MuniYield Michigan and the holders of MuniYield Michigan AMPS, designated Series A, voting together as a single class.

       Approval of the Reorganization requires the affirmative vote of (i) the holders of a majority of the outstanding shares of MuniHoldings Michigan common stock and MuniHoldings Michigan Series A AMPS, voting together as a single class, (ii) a majority of the outstanding shares of MuniHoldings Michigan Series A AMPS, voting separately



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

       as a class, (iii) a majority of the votes cast by the holders of shares of MuniYield Michigan common stock and MuniYield Michigan Series A AMPS, voting together as a single class, provided that the total number of votes cast represents a majority of the shares of MuniYield Michigan common stock and MuniYield Michigan Series A AMPS issued, outstanding and entitled to vote thereon, and (iv) the holders of a majority of the outstanding MuniYield Michigan Series A AMPS, voting separately as a class. The Boards of Directors of MuniYield Michigan and MuniHoldings Michigan urge every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.     What will the name of the Surviving Fund be after the Reorganization?

A. The Surviving Fund's name will be MuniYield Michigan Insured Fund II, Inc. In connection with the Reorganization, MuniYield Michigan will change its investment policies to provide that it will invest at least 80% of its net assets in insured municipal bonds and will change its name to "MuniYield Michigan Insured Fund II, Inc."

Q. How will approval of the Reorganization affect a stockholder of MuniYield Michigan's vote for election of the Board of Directors of MuniYield Michigan?

A. If the stockholders of the MuniYield Michigan do not approve the Reorganization, then the Board of Directors of MuniYield Michigan elected at the Meeting will continue to serve as the Directors of MuniYield Michigan until their successors have been duly elected and qualified or until their earlier resignation or removal.

Q. How will approval of the Reorganization affect the Board of Directors of MuniHoldings Michigan?

A. If the stockholders of MuniHoldings Michigan do not approve the Reorganization, then the Board of Directors of MuniHoldings Michigan will continue to serve as the Directors of MuniHoldings Michigan until their successors have been duly elected and qualified or until their earlier resignation or removal. If the stockholders of MuniHoldings Michigan approve the Reorganization, then you will become a stockholder of MuniYield Michigan. The Board of Directors of MuniYield Michigan is responsible for the overall supervision of the operations of MuniYield Michigan.

Q.     How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote by telephone by calling the "800" number printed on your voting instruction form. Finally, you may vote in person at the Stockholders' Meetings. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meetings and then vote in person at the Meetings or, prior to the Meetings, you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.     Have the Funds retained a proxy solicitation firm?



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

A. Yes, each Fund has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meetings. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls.


       If not enough shares are represented at the Stockholder Meeting of MuniYield Michigan to achieve the necessary quorums or the necessary quorums are present but there are insufficient votes to elect the Board of Directors of MuniYield Michigan or to approve or disapprove the Reorganization, the persons named as proxies may propose one or more adjournments of that Stockholder Meeting to permit further solicitation from stockholders.


       If not enough shares are represented at the Stockholder Meeting of MuniHoldings Michigan to achieve the necessary quorums or the necessary quorums are present but there are insufficient votes to approve or disapprove the Reorganization, the persons named as proxies may propose one or more adjournments of that Stockholder Meeting to permit further solicitation from shareholders.

Q.     What is the recommendation of each Fund's Board of Directors?

A. The Board of Directors of MuniYield Michigan recommends that stockholders of MuniYield Michigan vote FOR the election of the Director nominees and FOR the Reorganization.

       The Board of Directors of MuniHoldings Michigan recommends that stockholders of MuniHoldings Michigan vote FOR the Reorganization.



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